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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-26519 of DI Industries, Inc., on Form S-3 of our report dated March 28, 1996, included in and incorporated by reference in the Annual Report on Form 10-K of DI Industries, Inc. for the year ended December 31, 1996, and to the use of our report dated March 28, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP
                                          DELOITTE & TOUCHE LLP

Houston, Texas
June 19, 1997